Exhibit 99.1

LIBERTY MEDIA CORPORATION TO PRESENT AT BARCLAYS GLOBAL TECHNOLOGY, MEDIA AND TELECOMMUNICATIONS CONFERENCE

Englewood, Colo, May 16 - Liberty Media Corporation (Nasdaq: LMCA, LMCB) announced that Greg Maffei, President and CEO of Liberty Media, will be presenting at the Barclays Global Technology, Media and Telecommunication Conference on Wednesday, May 23rd at 2:45 p.m., Eastern Time at the Sheraton New York Hotel in New York City, NY. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation
Liberty Media (Nasdaq: LMCA, LMCB) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Starz, LLC, SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Contact:
Courtnee Ulrich
720-875-5420